Exhibit 99.1

Anne Spitza	Parag Agarwal
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	parag.agarwal@onsemi.com

ON Semiconductor Finalizes Non-Cash Tax Expenses and Related

Items for the Fourth Quarter 2013 and Fiscal Year 2013

Summary of changes resulting from the finalized amounts:

•	No changes to the Company’s first quarter 2014 outlook

•	No changes to the Company’s Non-GAAP results

•	No change to key operating metrics including gross profit and operating income

•	No change to the Company’s cash and cash equivalents or future cash implications

•	Increase of non-cash tax expense of $13.2 million for the fourth quarter of 2013

•	Increase of non-cash tax expense of $13.2 million for the year ended December 31, 2013

•	Decrease in GAAP net income for the fourth quarter and fiscal year 2013 of $13.2 million

PHOENIX, Ariz. – February 21, 2014 – ON Semiconductor Corporation (the “Company”) (Nasdaq: ONNN) announced today that it has finalized its annual audit of the consolidated financial statements that included an adjustment to the fourth quarter and 2013 income tax provision and certain related financial results for the fourth quarter and fiscal year ended December 31, 2013 to (i) increase the income tax provision from $9.7 million to $22.9 million for the quarter and from $13.7 million to $26.9 million for the year ended December 31, 2013 and (ii) increase deferred tax liabilities in the United States by $13.2 million as of December 31, 2013. Of the $13.2 million increase to the income tax provision and increase in deferred tax liabilities, approximately $10.7 million relates to periods prior to the year ended December 31, 2013, and $2.5 million relates to 2013. These adjustments are the result of the Company’s conclusion that certain deferred tax liabilities may not be netted against deferred tax assets prior to determining the required valuation allowance. The impact of above mentioned adjustments is limited to non-cash items with respect to the Company’s financial results for the fourth quarter of 2013 and fiscal year 2013. The company does not expect any future cash implications resulting from the above mentioned revision.

While there is no change to the non-GAAP results or the first quarter 2014 outlook included in the original earnings release, the additional tax expense results in final generally accepted accounting principles (“GAAP”) net income attributable to ON Semiconductor Corporation for the quarter ended December 31, 2013 in the amount of $28.7 million, or $0.06 per diluted share, and revised GAAP net income attributable to ON Semiconductor Corporation for the year ended December 31, 2013 in the amount of $150.8 million or $0.33 per diluted share.

The following includes the adjustments described above and replaces the original earnings results announced by the Company in its press release dated February 6, 2014.

For the fourth quarter of 2013, highlights include:

•	Total revenues of $718.0 million

•	GAAP gross margin of 35.2%

•	Non-GAAP gross margin of 34.8%

•	GAAP net income per diluted share of $0.06

•	Non-GAAP net income per diluted share of $0.17

•	Used approximately $59 million to repurchase 8.3 million shares of common stock

For 2013, highlights include:

•	Total revenue of $2,782.7 million

•	Adjusted EBITDA of $469.3 million

•	GAAP net income of $0.33 per diluted share

•	Non-GAAP net income of $0.56 per diluted share

•	Used approximately $101 million to repurchase 13.9 million shares of common stock

PHOENIX, Ariz. – February 6, 2014 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the fourth quarter of 2013 were $718.0 million, up less than one percent compared to the third quarter of 2013. During the fourth quarter of 2013, the company reported GAAP net income of $28.7 million, or $0.06 per diluted share. The fourth quarter 2013 GAAP net income was impacted by approximately $45.6 million of special items. The complete special items detail can be found in the attached schedules.

Fourth quarter 2013 non-GAAP net income was $74.3 million, or $0.17 per diluted share, compared to $75.4 million, or $0.17 per diluted share, for the third quarter of 2013. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additionally, revenue by end market, region, distribution channel and business unit can be found on the “Investors” section of our website.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the fourth quarter of 2013 were down by less than one percent when compared to the third quarter of 2013. Total company GAAP gross margin in the fourth quarter was 35.2%. Non-GAAP gross margin in the fourth quarter was 34.8%.

Adjusted EBITDA for the fourth quarter of 2013 was $131.3 million. Adjusted EBITDA for the third quarter of 2013 was $128.8 million.

Moving forward, our business segment formerly known as SANYO Semiconductor Products Group, will be referred to as System Solutions Group. This name change has been necessitated by the expiration of our license to use the SANYO name.

Total revenues for 2013 were $2,782.7 million, a decrease of approximately four percent from $2,894.9 million in 2012. During 2013, the company reported GAAP net income of $150.8 million, or $0.33 per diluted share. The 2013 GAAP net income included charges of $100.8 million from special items, including $33.2 million of restructuring, asset impairment and other, net charges, which are largely attributed to the System Solutions Group. The remaining charges and special items detail can be found in the attached schedules. During 2012, the company reported GAAP net loss of $90.6 million, or $0.20 per diluted share. The 2012 GAAP net income included net charges of $303.6 million from special items, the details of which can be found in the attached schedules.

Non-GAAP net income for 2013 was $251.6 million, or $0.56 per diluted share. The non-GAAP net income for 2012 was $213.0 million, or $0.47 per diluted share.

The company’s GAAP gross margin in 2013 was 33.7 percent. GAAP gross margin in 2013 included a net charge of approximately $4.0 million, or approximately twenty basis points, from special items. Non-GAAP gross margin in 2013 was 33.9 percent. The company’s GAAP gross margin in 2012 was 32.9 percent. GAAP gross margin in 2012 included a net charge of approximately $11.1 million, or approximately 40 basis points, from special items. Non-GAAP gross margin in 2012 was 33.3 percent. The special item details can be found in the attached schedules.

“With a strong design win pipeline across multiple segments and with substantial progress in previously announced restructuring measures, we believe we are well positioned to deliver strong operational results for 2014,” said Keith Jackson, president and CEO of ON Semiconductor. “In 2014, we expect to resume strong free cash flow generation, which had been a hallmark of our operating model. Our momentum in targeted growth areas of automobiles, smartphones, and select segments of the industrial end-market should accelerate and enable us to deliver above market growth in 2014.

“Business trends during the fourth quarter of 2013 improved significantly with heightened order activity, and the strength has continued thus far in the current quarter. With an improving macro-economic outlook, especially for developed economies, and with favorable supply-demand dynamics, we are upbeat on our outlook for 2014.”

FIRST QUARTER 2014 OUTLOOK

“Based upon product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $695 million to $725 million in the first quarter of 2014,” Jackson said. “Backlog levels for the first quarter of 2014 represent approximately 80 to 85 percent of our anticipated first quarter 2014 revenues. Average selling prices for the first quarter of 2014 are expected to be down approximately 2 percent when compared to the fourth quarter of 2013. The outlook for the first quarter of 2014 includes stock-based compensation expense of approximately $7 to $9 million.”

The following table outlines ON Semiconductor’s projected first quarter of 2014 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q1 2014 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$695 to $725 million		$695 to $725 million
Gross Margin	33.0% to 35.0%		33.0% to 35.0%
Operating Expenses	$171 to $184 million	$13 to $16 million	$158 to $168 million
Net Interest Expense / Other Expenses	$7 to $9 million		$7 to $9 million
Convertible Notes, Non-cash Interest Expense*	$2 million	$2 million	$0 million
Tax	$5 to $7 million	$2 million	$3 to $5 million
Diluted Share Count **	445 million		445 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares.
***	Special items may include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, income tax adjustments to approximate cash taxes, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that - when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases - provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Standard Time (EST) on February 6, 2014 to discuss this announcement and ON Semiconductor’s results for the fourth quarter of 2013. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 34865452. Approximately two hours following the live broadcast, the company will provide a dial-in replay that will continue to be available through March 21, 2014. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 34865452.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving innovation in energy efficient electronics, empowering design engineers to reduce global energy use. The company offers a comprehensive portfolio of energy efficient power and signal management, logic, discrete and custom solutions to help customers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,”

“may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, poor economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required, in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructuring activities, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time, risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2013 (“2012 Form 10-K”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. You should carefully consider the trends, risks and uncertainties described in this document, the 2012 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2013	September 27, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues	$718.0	$715.4	$680.2	$2,782.7	$2,894.9
Cost of revenues	465.1	466.2	469.8	1,844.3	1,943.0

Gross profit	252.9	249.2	210.4	938.4	951.9
Gross margin	35.2%	34.8%	30.9%	33.7%	32.9%
Operating expenses:
Research and development	78.7	84.0	88.2	334.2	367.5
Selling and marketing	43.9	44.2	44.1	171.2	180.9
General and administrative	37.6	34.5	40.9	148.5	160.6
Amortization of acquisition-related intangible assets	8.3	8.2	11.1	33.1	44.4
Restructuring, asset impairments and other, net	22.1	11.0	108.0	33.2	165.3
Goodwill and intangible asset impairment	—	—	49.5	—	49.5

Total operating expenses	190.6	181.9	341.8	720.2	968.2

Operating income (loss)	62.3	67.3	(131.4)	218.2	(16.3)

Other income (expenses), net:
Interest expense	(10.0)	(9.2)	(12.7)	(38.6)	(56.1)
Interest income	0.3	0.3	0.4	1.3	1.5
Other	(0.5)	(1.4)	2.4	3.1	5.8
Loss on debt exchange	—	—	—	(3.1)	(7.8)

Other income (expenses), net	(10.2)	(10.3)	(9.9)	(37.3)	(56.6)

Income (loss) before income taxes	52.1	57.0	(141.3)	180.9	(72.9)
Income tax (provision) benefit	(22.9)	(4.2)	4.4	(26.9)	(13.4)

Net income (loss)	29.2	52.8	(136.9)	154.0	(86.3)
Less: Net income attributable to non-controlling interest	(0.5)	(1.0)	(1.3)	(3.2)	(4.3)

Net income (loss) attributable to ON Semiconductor Corporation	$28.7	$51.8	$(138.2)	$150.8	$(90.6)

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$0.06	$0.12	$(0.31)	$0.34	$(0.20)

Diluted	$0.06	$0.11	$(0.31)	$0.33	$(0.20)

Weighted average common shares outstanding:
Basic	442.5	449.3	448.6	447.9	452.6

Diluted	445.2	452.1	448.6	450.7	452.6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2013	September 27, 2013	December 31, 2012
Assets
Cash and cash equivalents	$509.5	$369.5	$486.9
Short-term investments	116.2	184.1	144.8
Receivables, net	383.4	419.2	357.8
Inventories	611.8	585.3	581.7
Other current assets	89.3	87.6	122.2

Total current assets	1,710.2	1,645.7	1,693.4
Property, plant and equipment, net	1,074.2	1,092.9	1,103.3
Goodwill	184.6	184.6	184.6
Intangible assets, net	223.4	231.8	257.0
Other assets	64.6	93.7	90.1

Total assets	$3,257.0	$3,248.7	$3,328.4

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$276.8	$259.2	$279.5
Accrued expenses	220.3	224.7	256.7
Deferred income on sales to distributors	140.5	145.2	134.5
Current portion of long-term debt	181.6	249.0	353.6

Total current liabilities	819.2	878.1	1,024.3
Long-term debt	760.6	659.4	658.3
Other long-term liabilities	190.4	209.5	255.1

Total liabilities	1,770.2	1,747.0	1,937.7

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.2	5.1	5.1
Additional paid-in capital	3,210.8	3,195.2	3,156.4
Accumulated other comprehensive loss	(47.4)	(48.6)	(41.1)
Accumulated deficit	(1,142.1)	(1,170.8)	(1,292.9)
Less: treasury stock, at cost	(572.5)	(511.5)	(466.4)

Total ON Semiconductor Corporation stockholders’ equity	1,454.0	1,469.4	1,361.1
Non-controlling interest in consolidated subsidiary	32.8	32.3	29.6

Total stockholders’ equity	1,486.8	1,501.7	1,390.7

Total liabilities and equity	$3,257.0	$3,248.7	$3,328.4

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2013	September 27, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income (loss)	$29.2	$52.8	$(136.9)	$154.0	$(86.3)
Adjusted for:
Restructuring, asset impairments and other, net	22.1	11.0	108.0	33.2	165.3
Goodwill and intangible asset impairment	—	—	49.5	—	49.5
Interest expense	10.0	9.2	12.7	38.6	56.1
Interest income	(0.3)	(0.3)	(0.4)	(1.3)	(1.5)
Loss on debt exchange	—	—	—	3.1	7.8
Income tax provision (benefit)	22.9	4.2	(4.4)	26.9	13.4
Net income attributable to non-controlling interest	(0.5)	(1.0)	(1.3)	(3.2)	(4.3)
Depreciation and amortization	55.3	52.9	60.9	211.8	243.6
Actuarial (gains) losses on pension plans and other pension benefits	(7.4)	—	8.2	6.2	11.6
SANYO Semiconductor inventory item	—	—	—	—	8.0
SANYO Semiconductor purchase agreement	—	—	—	—	(2.2)

Adjusted EBITDA*	131.3	128.8	96.3	469.3	461.0
Increase (decrease):
Restructuring, asset impairments and other, net	(22.1)	(11.0)	(108.0)	(33.2)	(165.3)
Interest expense	(10.0)	(9.2)	(12.7)	(38.6)	(56.1)
Interest income	0.3	0.3	0.4	1.3	1.5
Income tax (provision) benefit	(22.9)	(4.2)	4.4	(26.9)	(13.4)
Net income attributable to non-controlling interest	0.5	1.0	1.3	3.2	4.3
Actuarial gains (losses) on pension plans and other pension benefits	7.4	—	(8.2)	(6.2)	(11.6)
SANYO Semiconductor inventory item	—	—	—	—	(8.0)
SANYO Semiconductor purchase agreement	—	—	—	—	2.2
Loss (gain) on sale or disposal of fixed assets	0.8	(0.5)	(4.8)	(6.8)	(9.5)
Amortization of debt issuance costs	0.4	0.3	0.4	1.3	2.1
Provision for excess inventories	6.2	5.8	21.3	51.9	51.9
Non-cash asset impairment charges	4.5	2.9	100.9	8.0	103.0
Non-cash share-based compensation expense	8.9	7.0	5.8	32.3	20.5
Non-cash interest	2.7	2.7	4.7	11.2	23.4
Non-cash foreign currency translation gain	—	—	—	(21.0)	—
Other	14.4	0.8	(6.7)	8.7	(4.7)
Changes in operating assets and liabilities	4.6	(64.8)	41.5	(127.2)	(125.3)

Net cash provided by operating activities	$127.0	$59.9	$136.6	327.3	276.0

*

Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2013	September 27, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$252.9	$249.2	$210.4	$938.4	$951.9

Special items:
a) Actuarial (gains) losses on pension plans and other pension benefits	(2.7)	—	0.5	4.0	3.1
b) SANYO Semiconductor inventory item	—	—	—	—	8.0

Total special items	(2.7)	—	0.5	4.0	11.1

Non-GAAP gross profit	$250.2	$249.2	$210.9	$942.4	$963.0

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	35.2%	34.8%	30.9%	33.7%	32.9%

Special items:
a) Actuarial (gains) losses on pension plans and other pension benefits	(0.4)%	—%	0.1%	0.1%	0.1%
b) SANYO Semiconductor inventory item	—%	—%	—%	—%	0.3%

Total special items	(0.4)%	—%	0.1%	0.1%	0.4%

Non-GAAP gross margin	34.8%	34.8%	31.0%	33.9%	33.3%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$190.6	$181.9	$341.8	720.2	968.2

Special items:
a) Amortization of acquisition related intangible assets	(8.3)	(8.2)	(11.1)	(33.1)	(44.4)
b) Actuarial gains (losses) on pension plans and other pension benefits	4.7	—	(7.7)	(2.2)	(8.5)
c) Restructuring, asset impairments and other, net	(22.1)	(11.0)	(108.0)	(33.2)	(165.3)
d) Goodwill and intangible asset impairments	—	—	(49.5)	—	(49.5)

Total special items	(25.7)	(19.2)	(176.3)	(68.5)	(267.7)

Non-GAAP operating expenses	$164.9	$162.7	$165.5	$651.7	$700.5

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$28.7	$51.8	$(138.2)	$150.8	$(90.6)

Special items:
a) Actuarial (gains) losses on pension plans and other pension benefits (cost of revenues)	(2.7)	—	0.5	4.0	3.1
b) SANYO Semiconductor inventory item	—	—	—	—	8.0
c) Amortization of acquisition related intangible assets (operating expenses)	8.3	8.2	11.1	33.1	44.4
d) Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	(4.7)	—	7.7	2.2	8.5
e) Restructuring, asset impairments and other, net	22.1	11.0	108.0	33.2	165.3
f) Goodwill and intangible asset impairments	—	—	49.5	—	49.5
g) SANYO Semiconductor purchase agreement	—	—	—	—	(2.2)
h) Loss on debt exchange	—	—	—	3.1	7.8
i) Non-cash interest on convertible notes	2.7	2.7	4.7	11.2	23.4
j) Adjustment to reflect cash taxes	19.9	1.7	(6.3)	14.0	(4.2)

Total special items	45.6	23.6	175.2	100.8	303.6

Non-GAAP net income	$74.3	$75.4	$37.0	$251.6	$213.0

Non-GAAP net income per share:
Basic	$0.17	$0.17	$0.08	$0.56	$0.47

Diluted	$0.17	$0.17	$0.08	$0.56	$0.47

Weighted average common shares outstanding:
Basic	442.5	449.3	448.6	447.9	452.6

Diluted	445.2	452.1	450.0	450.7	456.1

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2013	September 27, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cost of revenues	$1.5	$1.3	$1.1	$5.3	$3.7
Research and development	1.7	1.5	1.4	6.3	4.5
Selling and marketing	1.6	1.4	1.2	5.7	4.3
General and administrative	4.1	2.8	2.1	15.0	8.0

Total share-based compensation expense	$8.9	$7.0	$5.8	$32.3	$20.5

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Net Income and Net Income Per Share

The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.